UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted

by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

AGERE SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On December 4, 2006, Agere Systems Inc. posted on its website the following employee fact sheet regarding the Agreement and Plan of Merger, dated December 3, 2006, by and among LSI Logic Corporation, Atlas Acquisition Corp. and Agere Systems Inc.:

Employee FAQs

1.	Why are Agere Systems and LSI Logic combining?

The combination of LSI Logic and Agere Systems will create a semiconductor and storage systems powerhouse with an unparalleled innovation pipeline and a broad array of competitive, customer-valued products and solutions in large and growing markets. LSI’s well-established presence in the storage and consumer electronics markets and Agere’s broad footprint in storage, mobility and networking should enable the combined company to drive sustainable long-term growth and shareholder value through the strengthening of its combined platforms and the expansion of its existing customer and partner relationships.

2.	Who will manage the new company?

LSI Logic president and chief executive officer Abhi Talwalkar will serve as chief executive of the new company and Bryon Look will serve as chief financial officer. LSI non-executive chairman James Keyes will continue as non-executive chairman of the board of directors of the new company, which will be comprised of nine members, with six being designated by LSI and three being designated by Agere.

3.	How will other staffing decisions be made?

Aside from the Chairman, CEO, and CFO position, LSI and Agere are not announcing further organizational details at this time. A joint integration planning team, led by Abhi and Rick will work closely together to establish the right organizational structure to position the new company to succeed in its mission, strategy, and integration objectives.

4.	Will there be any changes to Agere’s employee benefits, including the pension plan and the severance plan?

LSI has agreed to maintain the current level of benefits of Agere employees for a period of two years following the close of the transaction. We remain committed to providing all employees with a comprehensive and competitive benefits package that will allow us to attract and retain the talent we need to successfully drive the business forward.

5.	What happens to the compensation and benefits for LSI employees?

There are no plans to change the compensation or benefits programs of LSI employees.

6.	What will be the name of the new company? Where will the combined company be headquartered?

The combined company, which will be named LSI Logic, will be headquartered in Milpitas, California, and will maintain a significant presence in Allentown, Pennsylvania and various other locations worldwide.

7.	Will there be any layoffs?

In the short-term, as in any such transaction, there will inevitably be some overlap. In cases where reductions are necessary, we will work to minimize the impact on affected employees.

8.	What are the plans to integrate the two companies?

An effective, rapid integration is critical to the success of this transaction. We will establish an integration team led by Abhi and Rick with representatives from both companies, to make recommendations on how best to organize the combined company. Given the complementary nature of our companies and the solid teams at both LSI and Agere, we expect to realize the benefits of this transaction quickly and efficiently. Overall, we expect the combined company to be a stronger organization, well positioned for growth as a leader in our industry.

9.	When will the transaction be completed?

We anticipate that the combination of Agere and LSI will be completed in the first calendar quarter of 2007. The transaction is conditioned upon customary closing conditions and regulatory approvals.

10.	What can we expect in the interim?

Today’s announcement should not affect how we do our jobs, and it is important that we all remain focused on conducting business as usual. We still need to deliver on the commitments and promises we have made to our customers, partners, shareholders and fellow employees.

11.	How can I get more information?

We are committed to communicating frequently and openly and will provide periodic updates through our standard communications channels.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction between Agere Systems Inc. ("Agere") and LSI Logic Corporation ("LSI"). In connection with the proposed transaction, Agere and LSI intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by LSI with the SEC of a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the shares of LSI common stock to be issued in the merger, and LSI and Agere plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus relating to the proposed transaction. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT LSI, AGERE, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LSI and Agere through the website maintained by the SEC at www.sec.gov. In addition, free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents will also be available when they become available on the Agere website at www.agere.com and on the LSI website at www.lsi.com. The Registration Statement, the Joint Proxy Statement/Prospectus and other relevant documents may also be obtained free of charge from Agere by directing such request to Investor Relations, Agere Systems Inc., 110 American Parkway N.E., Allentown Pennsylvania 18109 and from LSI by directing such request to Investor Relations, LSI Logic Corporation, 1621 Barber Lane, Milpitas, California 95035. The contents of the websites referenced above are not deemed to be incorporated by reference into the Registration Statement or the Joint Proxy Statement/Prospectus. Agere, LSI and their respective officers, directors and employees may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information regarding the interests of these officers, directors and employees in the proposed transaction will be included in the Joint Proxy Statement/Prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results; benefits of the transaction to customers, shareholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined company to drive growth and expand customer and partner relationships and other statements regarding the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if LSI and Agere do not each receive required shareholder approval or the parties fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which LSI or Agere expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the LSI and Agere shareholders to approve the proposed merger; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of LSI and Agere generally, including those set forth in the filings of LSI and Agere with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and

Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. LSI and Agere are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.